Exhibit 99.1

[LETTERHEAD OF DRUGMAX, INC.]

DrugMax, Inc. Announces Record Sales of Approximately $73 Million
for the Second Quarter of Fiscal Year 2003

LARGO, Fla. – October 17, 2002 — DrugMax, Inc. (Nasdaq: DMAX) announced record-setting revenues of approximately $73 million (un-audited) for the three-month period ended September 30, 2002 compared to revenues of $66.2 million for the three month period ended September 30, 2001, an increase of approximately 10 percent. The Company’s previous revenue record was $70.9 million for the quarter ended June 30, 2001.

“This has been a remarkable three-month period,” Bill LaGamba, President and Chief Operating Officer, said, “This year’s first quarter was challenging, however, our second quarter sales grew approximately $6.8 million or 10 percent greater than last year’s second quarter.”

“DrugMax gained considerable momentum in August and September,” Jugal K. Taneja, Chairman and Chief Executive Officer, said. “This is a sales milestone for us and raises the bar for DrugMax. I believe our progress has been steady and the tone is set for the next six-month period.”

Although DrugMax has released its second-quarter sales, the company has not yet compiled or reviewed its complete quarterly results. Furthermore, the quarterly results have not been reviewed by the company’s auditors. Accordingly, there can be no assurances that the increase in sales will result in increases in EPS or net income. DrugMax anticipates releasing its earnings in approximately four weeks.

About DrugMax, Inc.

DrugMax, Inc. (Nasdaq: DMAX) is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care aids, and nutritional supplements. Headquartered in Largo, Fla., DrugMax serves the nation’s independent and small regional chain pharmacies, institutions, and alternate care facilities through its distribution centers in Pennsylvania, Ohio, and Louisiana. DrugMax maintains an inventory in excess of 20,000 SKU’s from over 500 pharmaceutical manufacturers and companies. DrugMax has licenses to ship to all 50 states and Puerto Rico. DrugMax generated revenues of $271.3 million for fiscal year ended March 31, 2002. More information about DrugMax is available at www.drugmax.com, or 727-533-0431.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis or Plan of Operations, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (a) the Company’s strategies regarding growth and business expansion, including future acquisitions; (b) the Company’s financing plans; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the healthcare and pharmaceutical industries; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company’s technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) customers’ willingness to accept the Company’s Internet platform. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business” and “Risk Factors” in the Company’s Form 10-KSB for the year ended March 31, 2002 and Form 10-Q for the quarter ended June 30, 2002. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.